EXHIBIT 32
Certification of Chief Executive Officer and Principal Financial Officer
Certification of Periodic Financial Report
Daniel D. Leonard and Mike L. Wilhelms hereby certify as follows:
     1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Triad Financial Corporation.
     2. The Form 10-Q of Triad Financial Corporation for the Quarter Ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Triad Financial Corporation.

Dated: August 14, 2008	/s/ Daniel D. Leonard
Daniel D. Leonard
President & Chief Executive Officer

Dated: August 14, 2008	/s/ Mike L. Wilhelms
Mike L. Wilhelms
Senior Vice President and Chief Financial Officer